UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2015

SELECT BANCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-50400	20-0218264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (910) 892-7080

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2015, Select Bank & Trust Company (“Select Bank”), wholly owned subsidiary of Select Bancorp, Inc. (the “Registrant”), entered into a purchase and assumption agreement (the “Purchase Agreement”) with Yadkin Bank, Statesville, North Carolina (“Yadkin”), whereby Select Bank will purchase selected deposits and substantially all assets associated with two existing Yadkin branch offices (the “Acquired Branches”). In connection with the transaction, Select Bank will purchase approximately $10.8 million in loans and assume approximately $38.9 million in deposits, subject to adjustments as provided in the Purchase Agreement. Based on current balances, Select Bank will pay Yakin an estimated deposit premium of $63 thousand in connection with its assumption of the deposits.

The Acquired Branches are located at the following addresses:

•	1101 New Pointe Boulevard, Leland, NC 28451; and
•	168 NC Highway 24, Morehead City, NC 28557.

At closing of the transaction, the Acquired Branches will become branch offices of Select Bank. The terms of the Purchase Agreement also provide for Select Bank to acquire the real property associated with the Leland branch office and to assume the lease of Yadkin at the Morehead City branch, as well as to acquire the equipment, personal property and other selected assets associated with the Acquired Branches.

The consummation of the transaction is subject to a number of closing conditions, including receipt of necessary regulatory approvals.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Item 8.01 Other Events.

On June 19, 2015, the Registrant issued a press release announcing that Select Bank had entered into the Purchase Agreement described under Item 1.01 of this Current Report on Form 8-K.

A copy of the press release making such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain forward-looking information about the Registrant that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between Select Bank and Yadkin Bank, the estimated impact of the branch acquisitions on financial results, acceptance by existing branch customers of Select Bank’s products and services, and the opportunities to enhance market share in certain markets. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Registrant and its subsidiary bank. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of regulatory approvals required for the transaction on the terms expected, on the anticipated schedule or at all; the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the effect of the announcement of the transaction on employee and customer relationships at the Acquired Branches and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Registrant’s SEC filings, including its periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from the Registrant. The Registrant assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

2.1	Purchase and Assumption Agreement dated June 19, 2015 (pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to this agreement have not been filed with this exhibit; the Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request)

99.1	Press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

By:	/s/ William L. Hedgepeth II
William L. Hedgepeth II
President and Chief Executive Officer

Dated: June 19, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Purchase and Assumption Agreement dated June 19, 2015 (pursuant to Item 601(b)(2) of Regulation S-K, certain schedules to this agreement have not been filed with this exhibit; the Registrant agrees to furnish supplementally any omitted schedule to the SEC upon request)

99.1	Press release